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EXHIBIT 99.1

                 HEALTHSPORT AND INNOZEN EXTEND MERGER AGREEMENT
                 -----------------------------------------------

                    COMPANIES COMMITTED TO CLOSING MERGER AND
               LAUNCHING NEW PRODUCTS UNDER THE ENLYTEN(TM) BRAND

AMHERST, N.Y. and WOODLAND HILLS, CA (March 20, 2007) -- HEALTHSPORT, INC. (OTCBB: HSPO), a developer and marketer of branded nutritional supplements in a one-of-a-kind edible film strip delivery system, announced today an agreement to extend the previously announced Agreement and Plan of Merger dated January 31, 2007 with INNOZEN(R), INC. (http://www.innozen.com). Following the completion of the merger, HealthSport will become a fully integrated developer, manufacturer and marketer of unique and proprietary branded and private label nutritional supplements and over-the-counter drug products.

Under the terms of the extension, HealthSport will issue up to 18,250,000 shares of its common stock in exchange for 100% of the issued and outstanding shares of InnoZen. The closing, which is subject to completion of final due diligence, financing and usual and customary closing requirements, is expected to occur on or before April 30, 2007.

HealthSport President, Daniel Kelly and InnoZen President, Rob Davidson, jointly commented, "We are working hard to complete the due diligence, the financing and the other conditions to closing the merger and are extremely enthused about the potential combination of HealthSport and InnoZen. Both companies are committed to closing this merger as soon as possible and to begin launching several exciting new products under the Enlyten(TM) brand. The management teams at HealthSport and InnoZen are looking forward to working together and are confident the combination will create substantial value for our respective shareholders."

HealthSport is the developer and marketer of the Enlyten SportStrips(TM) (http://enlytenstrips.com/). Enlyten SportStrips replace the electrolytes our bodies lose while exercising through buccal (cheek to gum) absorption. This mode of absorption is very different than all electrolyte delivery predecessors. Gastric absorption is bypassed and the necessary electrolytes are directly absorbed into our bodies. Additionally, Enlyten SportStrips will help to avoid the over-hydration that often accompanies the excessive consumption of sports drinks.

InnoZen is the preeminent formulator, developer and manufacturer of edible thin film strips that deliver drug actives and was the first company to deliver a drug active ingredient in a thin film strip when it completed the development of Chloraseptic(R) Sore Throat Relief Strips in June 2003. With Chloraseptic Relief Strips, InnoZen established a new process which prevented irritants and incorporated additional compounds to make the strips more suitable for various drug delivery needs. Relying on its expertise in the development of edible film strips that deliver drug actives, InnoZen moved forward with its proprietary technology to develop two new thin film strip products for cough. InnoZen launched its two new film strip products under its own Suppress(R) brand (http://www.suppress.com) in September 2004.

Using InnoZen's in-house research and development and manufacturing capabilities, HealthSport will have the ability to rapidly formulate and develop new edible film products and other novel delivery systems for nutritional supplements and OTC drugs. Over the coming months and years, HealthSport anticipates a steady stream of new branded and private label products. The implementation of HealthSport's innovative and creative sales and marketing strategies for each product line will play an integral role in creating brand awareness for all of HealthSport's products.

If you would like to receive e-mail announcements about HSPO, please sign up at the following website: http://www.Directstocknews.com/HSPO.


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ABOUT HEALTHSPORT, INC.
-----------------------

HealthSport (http://www.healthsportinc.com/) is focused on the development and marketing of branded nutritional supplements in a one-of-a-kind edible film strip delivery system. The Company's Enlyten Sports Strips(TM), a thin film electrolyte strip, has recently undergone and completed pre-launch trials. The trials, conducted in conjunction with physicians and scientists at Duke University Sports Medicine & The Michael J. Krzyzewski Human Performance Laboratory ("K Lab"), involved athletes from various disciplines at the intercollegiate level. Preliminary findings of these studies suggest that the ENLYTEN electrolyte strip delivers meaningful amounts of electrolytes to the human body in a safe, fast and effective manner.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: STATEMENTS IN THIS NEWS RELEASE ABOUT ANTICIPATED OR EXPECTED FUTURE REVENUE OR GROWTH OR EXPRESSIONS OF FUTURE GOALS OR OBJECTIVES, INCLUDING STATEMENTS REGARDING WHETHER CURRENT PLANS TO GROW AND STRENGTHEN THE COMPANY'S EXISTING BUSINESS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE BASED UPON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE OF THIS RELEASE. ANY FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT THE COMPANY WILL BE UNABLE TO GROW OR STRENGTHEN ITS BUSINESS DUE TO A LACK OF CAPITAL OR AN INABILITY TO IDENTIFY ACQUISITION CANDIDATES AND THAT THE COMPANY MAY NOT REALIZE ANTICIPATED COST SAVINGS OR REVENUE GROWTH OPPORTUNITIES ASSOCIATED WITH ANY ACQUISITIONS, PLANNED OR OTHERWISE. ADDITIONALLY, FORWARD-LOOKING STATEMENTS CONCERNING THE PERFORMANCE OF THE COMPANY'S BUSINESS ARE BASED ON CURRENT MARKET CONDITIONS AND RISKS, WHICH MAY CHANGE AS THE RESULT OF CERTAIN REGULATORY, COMPETITIVE OR ECONOMIC EVENTS, AS WELL AS THOSE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.

The Market News First logo is available at
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Investor CONTACT:

            Bill Schlueter
            LaunchPad PR
            310-397-4321
            Bill@launchpadpr.com


Source: HealthSport, Inc.